Exhibit 10.10

Employees Who Were Vice Presidents, Senior Vice Presidents
or Executive Vice Presidents at the Grant Date

FEDERAL HOME LOAN MORTGAGE CORPORATION
AMENDMENT TO RESTRICTED STOCK UNITS AGREEMENTS
AND PERFORMANCE RESTRICTED STOCK UNITS AGREEMENTS

This AMENDMENT to Restricted Stock Units (“RSUs”) Agreements and Performance Restricted Stock Units (“PRSUs”) Agreements (the “Amendment”) is dated December 31, 2008, by and between the Federal Home Loan Mortgage Corporation (the “Corporation”) and any recipient of RSUs or PRSUs grant(s) during the period January 1, 2005 through September 5, 2008 pursuant to the Federal Home Loan Mortgage Corporation 2004 Stock Compensation Plan (the “2004 Plan”) who, at the time of the grant, was an officer at the level of Vice President, Senior Vice President or Executive Vice President (the “Grantee”).

1.     RSUs Granted in 2005.  The RSU agreement documenting the grant of such RSUs is amended as follows:

a.     Section 4, Settlement, is amended to read in its entirety as follows:

RSUs granted hereunder shall be settled by delivery of one share of the Corporation’s Common Stock for each RSU being settled. Settlement of each RSU granted hereunder that vests upon death under Section 2(b) shall occur upon the vesting of such RSU. Subject to the Compliance Rules under Internal Revenue Code Section 409A (“Code Section 409A”) as set forth in Section 7(d)(ii) below, each RSU granted hereunder that vests upon termination of employment due to (i) Disability under Section 2(b), (ii) Retirement Other than Qualifying Normal Retirement under Section 2(c) or (iii) Qualifying Normal Retirement under Section 2(d), shall continue to settle according to the schedule in Section 2(a) as if Grantee’s employment by the Corporation had not terminated. Notwithstanding the previous sentence, if Grantee completed an Election Form for Deferral of RSUs (the “Deferral Election”) regarding this agreement prior to the Grant Date, settlement of each RSU granted hereunder shall occur in accordance with the terms of the Deferral Election.

b.     Section 7, Other Terms Relating to RSUs, is amended by adding the following new provision:

(d)     Compliance Rules under Code Section 409A. Other provisions of this Agreement notwithstanding, the following rules will apply to assure compliance with Code Section 409A:

(i)     RSUs that are scheduled to vest on a single vesting date under Section 2(a) shall be deemed to be a separate payment for purposes of Code Section 409A.

(ii)     In the case of any RSUs deemed to be a deferral of compensation under Section 409A, if settlement of such RSUs is triggered by a Termination, (A) the term “Termination” shall mean and such settlement shall be triggered only upon Grantee’s “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), and (B), if at the time of such settlement Grantee is a “specified employee” as specified in Section 409A(a)(2)(B)(i), settlement shall occur on the date six months after Termination. For this purpose, status as a “specified employee” shall be determined annually under the Corporation’s administrative procedure for such determination for purposes of all plans subject to Section 409A.

(iii)     The Corporation must provide to Grantee the general release and agreement to be executed in connection with certain Terminations (if applicable) no later than the date of Termination, and Grantee must execute such written agreement and deliver it to the Corporation within the time period required and must not revoke it within the applicable time period for revocation (if any).

(iv)     Upon the occurrence of an event which would cause a Termination to constitute a Termination due to Disability (as defined in this Agreement), in the case of any RSUs not deemed to be a deferral of compensation under Section 409A, Grantee shall have no right to elect to Terminate, so that only the Corporation can (A) initiate such an elective Termination and (B) determine that the circumstances constitute a Disability. In the case of a Termination that potentially could constitute either a Termination due to Disability or Retirement, for all RSUs the Corporation shall determine objectively whether such Termination constitutes a Termination due to Disability and, if so, shall treat it as such rather than as a Retirement.

(v)     The Corporation shall have no power to accelerate the distribution of shares of Common Stock or other settlement except in conformity with Section 409A and regulations thereunder.

(vi)     Dividend equivalents (if any) required to be paid promptly under Section 5 shall be paid within 30 days after the dividend payment date.

(vii)     If under U.S. federal income tax laws as presently in effect or hereafter amended, and regulations thereunder, any rights or elections of Grantee with respect to the RSUs would result in Grantee’s constructive receipt of income relating to the RSUs prior to their actual settlement by the Corporation, such rights or elections, and any reserved power of the Corporation, shall be automatically modified and limited to the extent necessary such that Grantee will not recognize taxable income prior to the settlement of the RSUs.

2.	RSUs Granted in 2006 and 2007. The RSU agreements documenting the grants of such RSUs are amended as follows:

a.     Section 2(e), Special Circumstances Terminations, is deleted and replaced with the following new paragraph:

Severance Terminations. If the Corporation terminates Grantee’s employment due to a severance eligible event and the Grantee receives severance pay (as defined in Corporate Policy No. 3-254.1 or 3-254, as applicable, as it may be amended or replaced from time to time), all unvested RSUs shall not be forfeited, but shall continue to settle according to the schedule in Section 2(a) as if Grantee’s employment by the Corporation had not terminated.

b.     Section 2(f), Other Terminations, is amended to read in its entirety as follows:

If Grantee terminates employment with the Corporation for any reason other than death, Disability, Retirement (to the extent subject to Section 2(c) above), or Qualifying Normal Retirement, or if the Corporation terminates Grantee’s employment and Grantee does not receive severance, any unvested RSUs will be forfeited.

c.     Section 4, Settlement, is amended to read in its entirety as follows:

RSUs granted hereunder shall be settled by delivery of one share of the Corporation’s Common Stock for each RSU being settled. Settlement of each RSU granted hereunder that vests upon death under Section 2(b) shall occur upon the vesting of such RSU. Subject to the Compliance Rules under Internal Revenue Code Section 409A (“Code Section 409A”) as set forth in Section 7(d)(ii) below, each RSU granted hereunder that vests upon termination of employment due to (i) Disability under Section 2(b), (ii) Retirement Other than Qualifying Normal Retirement under Section 2(c), (iii) Qualifying Normal Retirement under Section 2(d), or (iv) Severance Termination under Section 2(e), shall continue to settle according to the schedule in Section 2(a) as if Grantee’s employment by the Corporation had not terminated. Notwithstanding the previous sentence, if Grantee completed an Election Form for Deferral of RSUs (the “Deferral Election”) regarding this agreement prior to the Grant Date, settlement of each RSU granted hereunder shall occur in accordance with the terms of the Deferral Election.

d.     Section 7, Other Terms Relating to RSUs, is amended by adding the provision in Paragraph 1.b. above.

3.	PRSUs Granted in 2007. The PRSU agreement documenting the grant of such PRSUs is amended as follows

a.     Section 2(f), Special Circumstances Terminations, is deleted and replaced with the following new paragraph:

Severance Terminations. If the Corporation terminates Grantee’s employment due to a severance eligible event and the Grantee receives severance pay (as defined in Corporate Policy no. 3-254.1 or 3-254, as applicable, as it may be amended or replaced from time to time), all unvested PRSUs shall not be forfeited, but shall continue to settle according to the schedule in Section 2(b) as if Grantee’s employment by the Corporation had not terminated.

b.     Section 2(g), Other Terminations, is amended to read in its entirety as follows:

If Grantee terminates employment with the Corporation for any reason other than death, Disability, Retirement (to the extent subject to Section 2(d) above), or Qualifying Normal Retirement, or if the Corporation terminates Grantee’s employment and Grantee does not receive severance, any unvested PRSUs will be forfeited.

c.     Section 4, Settlement, is amended to read in its entirety as follows:

PRSUs granted hereunder shall be settled by delivery of one share of the Corporation’s Common Stock for each PRSU being settled. Settlement of each PRSU granted hereunder that vests upon death under Section 2(c) shall occur upon the vesting of such PRSU. Subject to the Compliance Rules under Code Section 409A as set forth in Section 7(d)(ii) below, each PRSU granted hereunder that vests upon termination of employment due to (i) Disability under Section 2(c), (ii) Retirement Other than Qualifying Normal Retirement under Section 2(d), (iii) Qualifying Normal Retirement under Section 2(e), or (iv) Severance Termination under Section 2(e), shall continue to settle according to the schedule in Section 2(b) as if Grantee’s employment by the Corporation had not terminated. Notwithstanding the previous sentence, if Grantee completed an Election Form for Deferral of RSUs (the “Deferral Election”) regarding this agreement prior to the Grant Date, settlement of each PRSU granted hereunder shall occur in accordance with the terms of the Deferral Election.

d.     Section 7, Other Terms Relating to RSUs, is amended by adding the provision in Paragraph 1.b. above.

4.	RSUs Granted in 2008. The RSU agreement documenting the grant of such RSUs is amended as follows:

a.     The definition of “Disability” is amended in Section 2(b), Death or Disability, which now reads in its entirety as follows:

If Grantee terminates employment with the Corporation as a result of Grantee’s death or Disability (as defined in the Plan), all unvested RSUs shall vest and become nonforfeitable immediately upon such death or Disability.

b.     Section 2(d), Special Circumstances Termination, is deleted and replaced with the following new paragraph:

Severance Termination. If the Corporation terminates Grantee’s employment due to a severance eligible event and the Grantee receives severance pay (as defined in Corporate Policy No. 3-254.1 or 3-254, as applicable, as it may be amended or replaced from time to time), all unvested RSUs shall not be forfeited, but shall continue to settle according to the schedule in Section 2(a) as if Grantee’s employment by the Corporation had not terminated.

c.     Section 2(e), Other Terminations, is amended to read in its entirety as follows:

If Grantee terminates employment with the Corporation for any reason other than death, Disability, or Retirement, or if the Corporation terminates Grantee’s employment and Grantee does not receive severance, all unvested RSUs will be forfeited.

d.     Section 4, Settlement, is amended to read in its entirety as follows:

RSUs granted hereunder shall be settled by delivery of one share of the Corporation’s Common Stock for each RSU being settled. Settlement of each RSU granted hereunder that vests upon death under Section 2(b) shall occur upon the vesting of such RSU. Subject to the

Compliance Rules under Code Section 409A as set forth in Section 7(d)(ii) below, each RSU granted hereunder that vests upon termination of employment due to (i) Disability under Section 2(b), (ii) Retirement under Section 2(c), or (iii) Severance Terminations under Section 2(d) shall continue to settle according to the schedule in Section 2(a) as if Grantee’s employment by the Corporation had not terminated.

e.     Section 7, Other Terms Relating to RSUs, is amended by adding the provision in Paragraph 1.b. above.

5.	PRSUs Granted in 2008. The PRSU agreement documenting the grant of such PRSUs is amended as follows:

a.     The definition of “Disability” is amended in Section 2(c), Death or Disability, which now reads in its entirety as follows:

If Grantee terminates employment with the Corporation as a result of Grantee’s death or Disability (as defined in the Plan), all PRSUs not previously forfeited shall be deemed earned (i.e., the PRSUs will be deemed earned if such termination precedes the Committee’s determination regarding achievement of the Performance Goal), and all earned but unvested PRSUs shall vest and become nonforfeitable immediately upon such termination.

b.     Section 2(e), Special Circumstances Termination is deleted and replaced with the following new paragraph:

Severance Termination. If the Corporation terminates Grantee’s employment due to a severance eligible event and the Grantee receives severance pay (as defined in Corporate Policy No. 3-254.1 or 3-254, as applicable, as it may be amended or replaced from time to time), all unvested RSUs shall not be forfeited, but shall continue to settle according to the schedule in Section 2(b) as if Grantee’s employment by the Corporation had not terminated.

c.     Section 2(f), Other Terminations, is amended to read in its entirety as follows:

If Grantee terminates employment with the Corporation for any reason other than death, Disability, or Retirement, or if the Corporation terminates Grantee’s employment and Grantee does not receive severance, all unvested PRSUs will be forfeited.

d.     Section 4, Settlement, is amended to read in its entirety as follows:

PRSUs granted hereunder shall be settled by delivery of one share of the Corporation’s Common Stock for each RSU being settled. Settlement of each PRSU granted hereunder that vests upon Death under Section 2(c) shall occur upon the vesting of such PRSU. Subject to the Compliance Rules under Internal Revenue Code Section 409A (“Code Section 409A”) as set forth in Section 7(d)(ii) below, each PRSU granted hereunder that vests upon termination of employment due to (i) Disability under Section 2(c), (ii) Retirement under Section 2(d), or (iii) Severance Termination under Section 2(e) shall continue to settle according to the schedule in Section 2(b) as if Grantee’s employment by the Corporation had not terminated.

e.     Section 7, Other Terms Relating to RSUs, is amended by adding the provision in Paragraph 1.b. above.

6.	Miscellaneous.

a.     The amendments to the RSU and PRSU agreements set forth above shall apply to an individual Grantee only to the extent that such Grantee previously received the grant documented by that agreement and shall only apply to grants that are outstanding as of the date of this amendment.

b.     Grantee’s receipt of this Amendment shall not confer any rights upon grantee for a RSU or PRSU award not made prior to the date of this Global Amendment.

c.     The terms of this Amendment and the RSU and PRSU agreements which it amends shall be executed consistent with applicable laws and regulations, including any orders or direction of the Federal Housing Finance Agency or successor entity.

d.     This Amendment shall be legally binding when executed by the Corporation attaching the typed name and title of its authorized officer as a legally binding electronic signature.

e.     All other terms of each RSU and PRSU agreement not amended by this Amendment shall remain in effect.

f.     This Amendment to the grant agreements is intended to be consistent with the terms of and references in the original grant agreements. To the extent there is a discrepancy, the terms of this Amendment should be construed accordingly.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, effective as of the 31st day of December, 2008.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:	/s/ Paul G. George
Paul G. George
Executive Vice President
Human Resources and Corporate Services

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